Exhibit 2

PATRICK INDUSTRIES, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made this 13th day of September, 2005, by and between Patrick Industries, Inc., an Indiana corporation (the “Company”), and Tontine Capital Partners, L.P. (the “Stockholder”).

AGREEMENT

The parties hereby agree as follows:

1.                                       REGISTRATION RIGHTS.  The Company and the Stockholder covenant and agree as follows:

1.1                                 Definitions.  For purposes of this Agreement:

(a)                                  The term “Common Stock” means the common stock of the Company, without par value, including the preferred share purchase rights which accompany each share.

(b)                                 The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, or successor statute, and the rules and regulations of the SEC promulgated thereunder.

(c)                                  The term “Holder” means a Stockholder that is a holder of Registrable Securities and any qualifying transferees of the Stockholder under Section 1.10 hereof who hold Registrable Securities.

(d)                                 The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, or successor statute, and applicable rules and regulations thereunder (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document by the SEC;

(e)                                  The term “Registrable Securities” means (i) the shares of Common Stock now held by the Stockholder, which consists of 1,313,089 shares of Common Stock, and (ii) any other shares of the Company’s Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities (x) which are effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering such shares, (y) which have been transferred by a Stockholder owning such securities pursuant to Rule 144 under the Securities Act (“Rule 144”) or other provisions of or exemptions from the Securities Act or (z) which are no longer beneficially owned by any Stockholder;

(f)                                    The term “Registration Statement” means a Shelf Registration Statement on Form S-3 registering the resale of Registrable Securities, or such other registration statement described Section 1.3, filed by the Company under the Securities Act pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

(g)                                 The term “SEC” means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act; and

(h)                                 “Shelf Registration Statement” means a “shelf” registration statement on Form S-3 filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Stockholders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC, filed by the Company pursuant to the provisions of Section 1.2 of this Agreement.

1.2                                 Request for Registration.

(a)                                  If the Company shall receive a written request from all of the Holders of the Registrable Securities then outstanding (the “Initiating Stockholders”) that the Company file a Registration Statement on Form S-3 under the Securities Act registering the resale of all of the Registrable Securities then outstanding, then the Company shall use commercially reasonable efforts to make such Registration Statement become effective with the SEC as soon as practicable.

(b)                                 In no event shall the Company’s registration obligations under this Section 1.2 include any offering by the Stockholder by means of an underwritten offering.

(c)                                  A registration requested pursuant to this Section 1.2 shall not be deemed to have been effected unless a Registration Statement with respect thereto has become effective; provided, that a Registration Statement that does not become effective after the Company has filed a Registration Statement with respect thereto solely by reason of the refusal to proceed of the Initiating Stockholders shall be deemed to have been effected by the Company at the request of the Initiating Stockholders.

(d)                                 The Company shall use its commercially reasonable efforts to keep any Registration Statement filed pursuant to this Section 1.2 continuously effective for a period of one year after the Registration Statement first becomes effective.  In the event the Company shall give any notice pursuant to Section 1.4(e), the time period mentioned in Section 1.2(d) during which the Required Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.4(e) to and including the date when each Holder of a Registrable Security covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.4(h)

(e)                                  Notwithstanding the foregoing, if the Company shall furnish to the Holders of Registrable Securities, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore advisable to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the Initiating Stockholders.

(f)                                    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2 during the period starting with the date one hundred eighty (180) days prior to the Company’s good faith estimate of the date of filing of, and ending on the later of a date one hundred eighty (180) days after the effective date of, a Registration Statement subject to Section 1.3 hereof.

(g)                                 Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2 (i) after the Company has effected one (1) registration pursuant to this Section 1.2 and such registration has been declared or ordered effective or (ii) during the period in which the Company is not eligible to use Form S-3 for such Registration Statement.

1.3                                 Company Registration.

(a)                                  The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of a Registration Statement (including, but not limited to, a Registration Statement relating to secondary offerings of securities of the Company, but excluding (x) registration statements relating solely to employee benefit plans or debt securities, or (y) registration statements solely with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act or (z) a registration on any registration form that does not permit secondary sales), and such notice shall describe the proposed registration and distribution.

(b)                                 Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing.  The Company shall, subject to Section 1.7, afford each such Holder an opportunity to include in such Registration Statement all or part of such Registrable Securities held by such Holder.

(c)                                  If the Registration Statement is to be filed in connection with an underwritten offering, all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  The Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities to be included in a registration statement under this Section 1.3 to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

(d)                                 Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 1.3 by giving written notice to the Company of its request to withdraw prior to the filing of the Registration Statement.

(e)                                  If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(f)                                    In connection with any public offering by the Company of its Common Stock, pursuant to which the Stockholder is entitled to registration rights under this Section 1.3, the Stockholder (including any permitted transferee) if requested in good faith by the Company and the managing underwriter of the Company’s securities, shall agree not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by them (except for any securities sold pursuant to such registration statement) or enter into any hedging transaction relating to any securities of the Company for a period not to exceed 180 days following the effective date of the applicable registration statement as agreed to by such parties; provided, that the Stockholder’s obligations under this paragraph (f) shall be conditioned upon all officers, directors entering into similar agreements with the Company and such managing underwriter.  For purposes of this Section 1.3, “hedging transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

1.4                                 Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as reasonably as possible:

(a)                                  Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective, and keep such registration statement effective for the period provided for in this Agreement.

(b)                                 Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the period provided for in this Agreement.

(c)                                  Furnish to each Holder of Registrable Securities such numbers of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                                 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of:  (i) the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (ii) the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)                                  Use commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereto to be listed on Nasdaq or each securities exchange on which similar securities issued by the Company are then listed.

(f)                                    Provide each Holder of Registrable Securities with a reasonable opportunity to review and comment on the Registration Statement prior to its filing with the SEC.

(g)                                 If there has occurred any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, the Company will use commercially reasonable efforts to prepare and furnish to each Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)                                 In the event of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction, the Company will use commercially reasonable efforts to promptly obtain the withdrawal of such order.

(i)                                     Cooperate with each seller of Registrable Securities and their counsel in connection with any filings required to be made with the National Association of Securities Dealers.

(j)                                     Take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

1.5                                 Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required to effect the registration of such Stockholder’s Registrable Securities.

1.6                                 Expenses of Registration.

(a)                                  Demand Registration.  All expenses incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company and any other person or entity reasonably retained by the Company shall be borne by the Holders of the securities so registered, pro rata on the basis of the number of shares so registered.

(b)                                 Company Registration.  All expenses, other than underwriting discounts and commissions (“Selling Expenses”), incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company and any other person or entity retained by the Company, shall be borne by the Company, and the Company will pay its internal expenses (including without limitation all salaries and expenses of the Company’s employees performing legal or accounting duties) and the expenses and fees for listing or approval for trading of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or quoted.  All Selling Expenses and the fees and disbursements of counsel for the Holders incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered, pro rata on the basis of the number of shares so registered.

1.7                                 Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting, unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by Stockholders to be included in such offering exceeds an amount that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

1.8                                 Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9                                 Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                                  To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, the Exchange Act; and the Company will pay to each such Stockholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Stockholder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Stockholder, underwriter or controlling person.

(b)                                 To the extent permitted by law, each selling Stockholder will indemnify and hold harmless the Company, each of its directors, its officers and each person who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Stockholder or other stockholder selling securities pursuant to such registration statement and any controlling person of any such underwriter, other Stockholder or other stockholder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration; and each such Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld.

(c)                                  Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent that the indemnifying party has been prejudiced thereby.

(d)                                 If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  The obligations of the Company and Stockholders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10                           Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may not be assigned in any manner, except to the extent that the transferee or assignee of any Holder’s initial shares is an affiliate of such Holder and provided further that (i) the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and a representation as to the affiliate status of the transferee; (ii) such transferee agrees in writing to be subject to all restrictions set forth in this Agreement as though it were a Holder and shall be thereafter be deemed to constitute a Holder; and (iii) such assignment shall be effective only if and to the extent following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and not eligible to be made under Rule 144(k).

1.11                           Additional Stockholder Covenants.  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.4(d) hereof or upon notice of the commencement of any delay period under Section 1.2 hereof, such Holder shall forthwith discontinue disposition of such Registrable Shares covered by such registration statement or prospectus until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.4(b) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus and, if requested by the Company, such Holder shall deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Stockholder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such request.  Each Holder further agrees not to utilize any material other than the applicable current prospectus in connection with the offering of Registrable Shares pursuant to this Agreement.

1.12                           Termination of Registration Rights.  Subject to the following sentence, all registration rights granted under Section 1.2 shall terminate and be of no further force and effect two (2) years from the date hereof.  All other rights under this Agreement will terminate when the Holders beneficially own less than 8.86% of the outstanding Common Stock of the Company or the Holders no longer beneficially own any Registrable Securities.

2.                                       ADDITIONAL COMPANY OBLIGATIONS.

2.1                                 Current Public Information.  For two years after the date hereof, the Company covenants that it will use commercially reasonable efforts to file all reports required to be filed by it under the Exchange Act, and will use commercially reasonable efforts to take such further action as the Stockholder may reasonably request, all to the extent required to enable the Holders of Registrable Securities to sell Registrable Securities pursuant to Rule 144 or Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC.  The Company shall, upon the request of a Holder, deliver to such Holder a written statement as to whether it has complied with such requirements during the twelve (12) month period immediately preceding the date of such request.

3.                                       MISCELLANEOUS.

3.1                                 Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2                                 Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of (i) the Company, and (ii) the Stockholders.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Stockholder of any Registrable Securities then outstanding and its permitted successors and assigns.

3.3                                 Notices.  All notices, consents, waivers and other communications under this Agreement must be in writing (which shall include telecopier or electronic communication)

and will be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), or by telecopy if confirmed by receipted overnight delivery service as follows:

Stockholders:	c/o Jeffrey L. Gendell
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut, 06830
	Telephone:	(203) 769-2000
	Telecopy:	(203) 769-2010
Email: jgendell@tontinepartners.com

with a copy to:	John E. Freechack, Esq.
Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
333 West Wacker Drive
Suite 2700
Chicago, Illinois 60606
	Telephone:	(312) 984-3100
	Telecopy:	(312) 984-3150
Email: john.freechack@bfkpn.com

Company:	Patrick Industries, Inc.
107 West Franklin Street
Elkhart, Indiana 46516
Attention: Andy Nemeth
	Telephone:	(574) 294-7511
	Telecopy:	(574) 522-5213
Email: nemetha@patrickind.com

with a copy to:	McDermott Will and Emery LLP
227 West Monroe
Chicago, Illinois 60606-5096
Attention: Robert A. Schreck, Jr.
	Telephone:	(312) 372-2000
	Telecopy:	(312) 984-7700
Email: rschreck@mwe.com

or to such other person or place as any party shall furnish to the other parties hereto.  Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective:  (a) if delivered by hand, when delivered; (b)  if delivered by overnight express delivery service, on the next Business Day after deposit with such service; and (c) if by telecopier or electronic mail, on the next business day of transmission if also confirmed by mail in the manner provided in this Section.

3.4                                 Severability.  If any term, provision, covenant or restriction of this Agreement is held by any governmental authority or a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

3.5                                 Governing Law.  This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Indiana, without regard to the principles of conflict of laws.  Any disputes arising out of or in connection with this Agreement shall be adjudicated in a United States District Court in Indiana or in a court of competent civil jurisdiction in the State of Indiana.  Each party hereto irrevocably submits to the personal jurisdiction of such courts for the purposes of any such suit, action, counterclaim or proceeding arising out of this Agreement (collectively, a “Suit”).  Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, or the venue of such Suit is improper; provided, however, that nothing herein shall be construed as a waiver of any right that any party hereto may have to remove a Suit from a court sitting in the State of Indiana to a United States District Court in Indiana.  Each of the parties hereby agrees that service of all writs, process and summonses in any Suit may be made upon such party by mail to the address as provided in this Agreement.  Nothing herein shall in anyway be deemed to limit the ability of any party to serve any such writs, process or summonses in any other matter permitted by applicable law.

3.6                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.7                                 Entire Agreement.  This Agreement and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede any and all other written or oral agreements existing between the parties hereto, which agreements are expressly canceled.

3.8                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have executed this Registration Rights Agreement as of the date first written above.

PATRICK INDUSTRIES, INC.

By:
Paul E. Hassler, President

TONTINE CAPITAL PARTNERS, L.P.

By:
Name:
Its:

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